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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 24, 2000


                                KFORCE.COM, INC.
                                ----------------


           Florida                      0-26058                  59-3264661
           -------                      -------                  ----------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation)                                       Identification No.)


           120 West Hyde Park Place, Suite 150, Tampa, Florida 33606
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              (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code: (813) 251-1700
                                                         ----------------



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         (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS

         On October 24, 2000, the Board of Directors of kforce.com, Inc. (the "Company") authorized an amendment to its Rights Agreement between the Company and State Street Bank and Trust Company as Rights Agent, dated as of October 28, 1998 (the "Rights Agreement"), in the form of an Amendment to Rights Agreement dated as of October 24, 2000 (the "Amendment").

         The Board of Directors approved the Amendment to (i) revise the definition of "Acquiring Person" in the Rights Agreement to exclude from such definition a person who inadvertently would otherwise become an Acquiring Person due to the acquisition of common stock by the Company unless such person then acquired additional shares totaling 1% or more of the Company's common stock, and (ii) delete a sentence in the Redemption and Termination section of the Rights Agreement to clarify such section.

         This summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment which is incorporated by reference into this report.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

                  4.1 Amendment to Rights Agreement dated as of October 24, 2000.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      KFORCE.COM, INC.
                                      (Registrant)


                                      By: /s/ David L. Dunkel
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                                         David L. Dunkel
                                         President and Chief Executive Officer

Date: November 3, 2000